Exhibit 1

CEMEX Day 2013

February 14, 2013

Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

Lorenzo H. Zambrano

Chairman and CEO

February 14, 2013

Today’s agenda

Implementing coherent business plan based on transformation

Growing profitably and improving returns on capital invested

Creating value through pricing that recovers the full cost of input inflation, and allows for returns above cost of capital

Executing solution-oriented commercial strategies to help our customers succeed

Recovering our investment grade ratings

Targeting EBITDA recovery to $4.7 billion in 2016

Consolidated EBITDA variation 2012-2016

($ B)

2.6

1.4

2.3

1.3

0.3

4.7

EBITDA Volume Price Var. costs Fixed costs EBITDA

2012 & distribution 2016

EBITDA Margin

+ 560 bps

23.1%

4

Juan Pablo San Agustín

EVP Planning and Business Development

February 14, 2013

Sustainable recovery underway

Turning business cycle in the U.S.

Accelerated growth in the Americas and Asia Positive EBITDA trend Leaner and more efficient organization Successful de-risking of balance sheet

An improved outlook for the next 4 years

Supported by an attractive business & geographic portfolio

Expect growth in cement demand to accelerate during the next 4 years

Regional Cement Demand Growth Trend

Significant growth (> 5% ) Moderate growth (2.5—5%) Limited growth (0—2.5%)

Cement Demand CAGR

2012 – 2016e

Central and South America & Caribbean

USA & Canada

10.1%

Mexico

3.1%

Middle East &

Northern Africa

Europe

1.7%

4.4%

5.5%

Central Asia

& Caucasus

4.2%

Russia

4.7%

Greater China

4.6%

7.8%

East Asia

2.1%

5.9%

South East Asia

2.1%

Oceania

Greater India

Making “Transformation” operational

Improving operating performance

Focus on pricing, including value added products and services Maintain cost discipline Outsource support activities

…while optimizing our portfolio

Swap assets to enhance value Assets divestments only if accretive

Divest non-core businesses and non-operating assets

Our global pricing strategy: Value-before-volume

Goals

Capture value delivered to our customers Recover cost of capital Recover input cost inflation

Concept and principles

Value-before-volume approach

Single framework with global deployment and local execution Structure, consistency, discipline and transparency to customers

Key elements

Price system to highlight the sources of value (e.g., surcharges) Price execution with the right organization, incentives and processes Price follow-up so that gaps can be identified and system adjusted

Over four years, a 1% compounded average price increase results in >$600 M of incremental EBITDA

Transformation visible across key profitability levers

EBITDA margin expansion during 2012

+1.9pp

15.6%

0.2%

3.2%

2.1%

1.0%

17.5%

EBITDA Volume Price Var. cost & Fixed EBITDA

2011 distribution cost & 2012

others

Pricing more than offset input cost inflation in 2012

Implementing value-based pricing

Shifting towards a solutions- oriented organization

Increasing share of special products

Further reduction of fixed costs

CEMEX holistic approach to value creation

Improving operating performance

Optimizing our portfolio

Improved return on capital

> 10%

< 5%

2012 2016

Translates into double digit EBITDA growth

Consolidated EBITDA variation 2007-2016

($ B)

Operational leverage

4.6

2.1

0.1

1.3

1.5

2.6

1.4

2.3

1.3

0.3

4.7

EBITDA Volume Price Var. Fixed EBITDA Volume Price Var. Fixed EBITDA

2007 costs costs 2012 costs costs 2016

& distribution & distribution

EBITDA

21.7%

Margin

– 420 bps

17.5%

+ 560 bps

23.1%

Translates into double digit EBITDA growth

Consolidated EBITDA variation 2007-2016

($ B)

Operational leverage

Pricing strategy

4.6

2.1

0.1

1.3

1.5

2.6

1.4

2.3

1.3

0.3

4.7

EBITDA Volume Price Var. Fixed EBITDA Volume Price Var. Fixed EBITDA

2007 costs costs 2012 costs costs 2016

& distribution & distribution

EBITDA Margin

21.7%

– 420 bps

17.5%

+ 560 bps

23.1%

Medium-term growth to come mainly from the Americas

2012 – 2016 EBITDA Growth by Region

($ M)

2,600

1,150

350

350

150

50

50

4,700

3% 8% 11%

21% 32% 24%

ASIA MED N. EUR

SCA&C MEX USA

EBITDA USA MEX SCA&C N. EUR MED ASIA EBITDA

2012 2016

CAGR 130% 7% 10% 9% 2% 12%

16%6%

2012-2016